                                                                                                                                        Exhibit 16.1

October 9, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the statements made by Itronics Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K Report dated October 5, 2007.

We agree with the statements regarding our Firm made in such Form 8-K.

Very truly yours,

Cacciamatta Accountancy Corporation